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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 8, 2000, except for Note 14, as to which the date is April , 2000, in the Registration Statement (Form S-1) and related Prospectus of Diveo Broadband Networks, Inc. for the registration of shares of its common stock to be filed on or around March 31, 2000.


                                                   Ernst & Young LLP
McLean, VA
April   ,2000


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The foregoing consent is in the form that will be signed upon the completion of the restatement of the capital accounts described in Note 14 to the consolidated financial statements.


                                               /s/ Ernst & Young LLP
McLean, VA
March 31, 2000